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Exhibit 10(vi)

          Non-Qualified Stock Option Plan, Administrative Rules and Agreement under which officers of the Company are eligible to receive options to purchase an aggregate of 200,000 shares of the Company's $5 par value common stock. This Non-Qualified Stock Option Plan, Administrative Rules and Agreement is incorporated by reference from Form 10-K of Brenton Banks, Inc., for the year ended December 31, 1992.
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